Exhibit 10.2
RESTRICTED STOCK AGREEMENT
FOR NON-EMPLOYEE DIRECTORS
UNDER THE
INSTALLED BUILDING PRODUCTS, INC.
2023 OMNIBUS INCENTIVE PLAN
This RESTRICTED STOCK AGREEMENT (“Agreement”) is effective as of _______, ____ (the “Grant Date”), by and between Installed Building Products, Inc., a Delaware corporation (the “Company”), and ________________ (the “Director”).
Terms and Conditions
The Compensation Committee hereby grants to the Director under the Installed Building Products, Inc. 2023 Omnibus Incentive Plan, as it may be amended from time to time (the “Plan”), the award of Restricted Stock described below. Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.
Accordingly, the parties hereto agree as follows:
1.    Grant of Restricted Stock. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, effective as of the Grant Date, the Committee hereby grants to the Director an award of _____ shares of Restricted Stock. The Restricted Stock is subject to certain restrictions set forth in Section 2, which restrictions shall lapse at the times provided under Section 2(a) hereof.
2.    Restricted Stock.
(a)    Vesting. The Restricted Stock shall vest and be delivered on the earlier to occur of (i) the one year anniversary of the grant date, (ii) immediately prior to the first annual meeting of the Company’s stockholders occurring after the grant date or (iii) the director’s death, subject in the cases of (i) and (ii) to such director’s continued service as a member of the Board from the grant date through the vesting date. There shall be no proportionate or partial vesting prior to the vesting date.
(b)    Forfeiture. The Director shall forfeit to the Company, without compensation, any and all unvested Restricted Stock immediately upon the Director’s termination of service on the Board for any reason, except as set forth in Section 2(a).
(c)    Rights as a Stockholder. Prior to the time the Restricted Stock is fully vested hereunder, the Director shall have all the rights of a holder of shares of Common Stock with respect to the Restricted Stock, except that (i) the Director shall have no right to tender or transfer shares of Restricted Stock, (ii) dividends or other distributions (collectively, “dividends”) on shares of Restricted Stock shall be withheld, in each case, while the Restricted Stock is subject to restrictions, and (iii) in no event shall dividends or other distributions payable thereunder be paid unless and until the shares of Restricted Stock to which they relate no longer

Exhibit 10.2
are subject to a risk of forfeiture. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan and shall not accrue interest. Upon the lapse of the restrictions, such dividends shall be paid to the Director in the same form as originally paid on the Common Stock.
(d)    Section 83(b). If the Director properly elects (as permitted by Section 83(b) of the Code) within thirty (30) calendar days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the fair market value of such Restricted Stock, the Director shall deliver to the Company a signed copy of such election promptly after the making of such election, and shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state, local or other taxes of any kind that the Company is required to withhold with respect to the Restricted Stock. The Director acknowledges that it is his or her sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if he or she elects to utilize such election.
(e)    Certificates. The Restricted Stock, in the sole discretion of the Committee, shall be evidenced by a certificate or be credited to a book entry account maintained by the Company (or its designee) on behalf of the Director and such certificate or book entry (as applicable) shall be noted appropriately to record the restrictions on the Restricted Stock imposed hereby. If, after the Grant Date, certificates are issued with respect to the shares of Restricted Stock, such issuance and delivery of certificates shall be made in accordance with the applicable terms of the Plan.
3.    Detrimental Activity. To the extent applicable, the provisions in the Plan regarding Detrimental Activity shall apply to the Restricted Stock as provided herein.
4.    Certain Legal Restrictions. The Plan, this Agreement, the granting and vesting of the Restricted Stock, and any obligations of the Company under the Plan and this Agreement, shall be subject to all applicable federal, state and local laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Common Stock is listed.
5.    Change in Control. The provisions in the Plan regarding Change in Control shall apply to the Restricted Stock.
6.    Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Agreement and the Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock, payment by the Director of, any federal, state or local taxes required by law to be withheld. Notwithstanding the foregoing, the Company may, if requested by the Director, withhold shares of Common Stock otherwise deliverable to the Director to satisfy applicable statutory withholding requirements, subject to the provisions of the Plan and any rules adopted by the Board or the Committee regarding compliance with applicable law, including, but not limited to, Section 16(b) of the Securities Exchange Act of 1934, as amended.

Exhibit 10.2
7.    Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that any provision of this Agreement conflicts or is inconsistent with the terms set forth in the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. A copy of the Plan has been delivered to the Director. By signing and returning this Agreement, the Director acknowledges having received and read a copy of the Plan and agrees to comply with the Plan, this Agreement and all applicable laws and regulations.
8.    Recoupment Policy. To the extent applicable to the Director, the Restricted Stock shall be subject to the terms and provisions of the Company’s Incentive Compensation and Other Compensation Recoupment Policy or any subsequent or successor “clawback” or recoupment policy that the Company may adopt from time to time or as may be required by any applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and rules and regulations thereunder).
9.    Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Director with respect to the subject matter hereof.
10.    Notices. Any notice or communication given hereunder shall be in writing or by electronic means as set forth in Section 13 below and, if in writing, shall be deemed to have been duly given: (a) when delivered in person; (b) two (2) business days after being sent by United States mail; or (c) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

If to the Company, to:
Installed Building Products, Inc.
495 South High Street, Suite 50
Columbus, OH 43215
Attention: General Counsel and Secretary
If to the Director, to the address on file with the Company.
11.    Interpretation. All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.
12.    Mode of Communications. The Director agrees, to the fullest extent permitted by applicable law, in lieu of receiving documents in paper format, to accept electronic delivery of any documents that the Company or any of its Affiliates may deliver in connection with this grant of Restricted Stock and any other grants offered by the Company, including, without limitation, prospectuses, grant notifications, account statements, annual or quarterly reports, and

Exhibit 10.2
other communications. The Director further agrees that electronic delivery of a document may be made via the Company’s email system or by reference to a location on the Company’s intranet or website or the online brokerage account system.
13.    No Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
14.    Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties hereto shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties hereto that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.
15.    Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Director and the Director’s beneficiaries, executors, administrators, heirs and successors.
16.    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Agreement will be exclusively in the courts in the State of Ohio, County of Franklin, including the Federal Courts located therein (should Federal jurisdiction exist).
17.    WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.
19.    Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

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Exhibit 10.2
IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.
INSTALLED BUILDING PRODUCTS, INC.

By:
Name:
Title:

DIRECTOR
By:
Name: ______________________________